Exhibit 10.3

SECURITY AGREEMENT

This Security Agreement (together with all amendments, supplements, and other modifications; (“Agreement”) is executed in Kalamazoo, Michigan, effective March 25, 2009, by Softech, Inc. (together with its permitted successors and assigns; “Grantor”) whose address is 59 Composite Way, Suite 401, Lowell, Massachusetts 01851 and Greenleaf Capital, Inc. (“Secured Party”), whose address is 100 West Michigan Avenue, Suite 300, Kalamazoo, Michigan 49007.

1.

Grant of Interest. Grantor grants to Secured Party a security interest in all of Grantor’s right, title, and interest in the following property of Grantor (excluding Consumer Goods) wherever located and whether now existing or later acquired or created (collectively, the “Collateral”), including, without limitation:

a.

all Accounts, Chattel Paper (both tangible and electronic), Equipment (excepting leased equipment), Inventory, General Intangibles, Deposit Accounts, Documents, Instruments, Goods, Fixtures, Investment Property, and Letter-of-Credit Rights;

b.

all property, tangible or intangible, including all patents, trademarks and copyrights in which Grantor now has or later acquires any rights including, without limitation, all property that now or later is in Secured Party’s control (by document of title or otherwise) or possession or is owed by Secured Party to Grantor;

c.

together with all books and records, attachments, accessories, replacements, additions, and substitutions therefore (whether now or later installed therein or affixed thereto), and all Proceeds and Products of all of the foregoing Collateral.

This Collateral secures the full and prompt performance and payment to Secured Party of all obligations of Grantor to Secured Party, whether incurred directly or acquired by purchase, pledge, or otherwise, and whether participated in in whole or in part, including, without limitation, (i) every such obligation to Secured Party, whether in a joint, several, or joint and several capacity, whether now owing or existing or later arising or created, owed absolutely, or contingently, created by loan, overdraft, guaranty, or other contract, quasi-contract, tort, statute, or otherwise, whether for principal, interest, fees, expenses, or otherwise and (ii) any and all obligations of Grantor to Secured Party or to any affiliate of Secured Party, whether now owing or existing or later arising or created, owed absolutely or contingently, whether evidenced or acquired (including all renewals, extensions, and modifications thereof or substitutions) (collectively the “Subject Debt”).

2.

Representations and Warranties. Grantor represents and warrants to Secured Party as follows:

a.

Existence. Grantor’s legal name is exactly as set forth in the first paragraph of this Agreement. Grantor is a corporation organized and in good standing under Massachusetts law.

Grantor’s federal taxpayer identification number is 04-2453033 and its state organizational or registration identification number is 042453033.

b.

Location. Grantor’s chief executive office is located at 59 Composite Way, Suite 401, Lowell, Massachusetts 01851. All Goods in which Grantor has any rights are, and for the past five (5) years have been, kept at (1) Grantor’s current chief executive office; (2) Grantor’s prior executive office located at 2 Highwood Drive, Tewksbury, Massachusetts 01876; (3) Grantor’s Michigan office located at 3001 West Big Beaver Road, Suite 522 Troy, MI 48084; and (4) at Grantor’s U.S. field offices and European offices.  Upon request, Grantor shall provide details concerning the locations and assets at the U.S. field offices and European offices.

c.

Ownership. Grantor owns all of the presently existing Collateral free and clear of any and all adverse claims, assignments, attachments, leases, mortgages, security interests or other liens of any kind or nature except presently perfected security interests (“Encumbrances”) and those in favor of Secured Party and those consented to in writing by Secured Party (collectively, the “Permitted Encumbrances”). Each Encumbrance granted by this Agreement, when properly perfected, will be a first priority security interest in the Collateral, prior to all Encumbrances except for Permitted Encumbrances and will secure the payment of the Subject Debt. There exists no default under any Collateral consisting of Instruments or contracts by any party to this Agreement.

d.

Authority; No Consent. Grantor has all right, power, and authority to enter into and deliver this Agreement and grant to Secured Party the Encumbrances on the Collateral. This Agreement is a valid obligation of Grantor, enforceable in accordance with its terms. No consent, authorization, approval, or other action of any third party is required for the grant by Grantor of the Encumbrances under this Agreement.

3.

Covenants.

a.

No Transfer or Encumbrance. Grantor agrees that, except in the normal course of business, it will not, without in each case obtaining Secured Party’s prior written consent, (i) sell, lease, transfer, or otherwise dispose of all or any part of the Collateral or license any of the Collateral except as otherwise permitted in this Agreement, or (ii) grant any Encumbrances in or permit any Collateral to be or become subject to any Encumbrance except for Permitted Encumbrances. Grantor shall comply with all applicable laws, rules, and regulations related to the Collateral. Grantor agrees to join Secured Party to take all steps necessary to preserve, protect, and defend Secured Party’s security interest in the Collateral, at Grantor’s expense, as Secured Party may from time to time require.

b.

Insurance. Grantor will keep the Collateral consisting of Inventory, Equipment, Goods, and Fixtures insured with such insurers, in such amounts and against all risks to which they may be exposed, as each shall be reasonably acceptable to Secured Party. These policies shall name Secured Party as an additional insured and shall contain satisfactory loss payable clauses in favor of Secured Party and contain insurer’s agreement that any loss thereunder shall be payable to Secured Party, notwithstanding any action, inaction, or breach of representation or warranty by Grantor. Annually and on Secured Party’s request, Grantor will deliver to Secured Party certificates evidencing such policies and, on request, include copies of such policies. Grantor assigns to Secured Party any returned or unearned premium due on cancellation of any such insurance and directs any insurer to pay to Secured Party all amounts so due. Each policy for liability insurance shall provide for all losses to be paid on behalf of Grantor and Secured Party as their interests may appear, and each policy for property damage shall provide for losses to be paid to Secured Party. All amounts received by Secured Party in payment of insurance losses or returned or unearned premiums may, at Secured Party’s option, be applied either to the Subject Debt (with such allocation as to item and maturity as Secured Party may deem advisable) or to the repair, replacement, or restoration of the Collateral or a combination thereof.

c.

Inspection. Grantor will at all times keep accurate and complete records of the Collateral. Secured Party and its agents shall have the right at all reasonable times to examine and inspect the Collateral and to make extracts from the books and records related to the Collateral, and to examine, appraise, and protect the Collateral.

d.

Preservation of Collateral; Risk of Loss. The Collateral shall remain personal property at all times and shall not be affixed. Grantor will maintain the Collateral in good condition and repair, except for ordinary wear and tear. Grantor will pay promptly all taxes, levies, and all costs of repair, maintenance, and preservation. Grantor bears the risk of loss of the Collateral.

e.

Merger; Consolidation. Grantor will preserve its existence and will not, in one transaction or in a series of related transactions, merge into or consolidate with any other entity.

f.

Notice. Grantor agrees to give Secured Party:

i.

not less than thirty (30) days’ prior written notice of any change in Grantor’s name, in the location of its chief executive office or personal residence, or any other information provided under subsection 2(a) of this Agreement or of any other change in circumstances that affects or may affect the continuing efficacy of any financing statement filed by Grantor and Secured Party, or the continuing status of Secured Party’s security interest as the first and prior lien on the Collateral,

ii.

immediate written notice if any third party claims any Encumbrance on any of the Collateral or claims that Grantor’s use thereof infringes or unlawfully conflicts with any rights of such party, and

iii.

from time to time, on Secured Party’s request, statements and schedules further identifying and describing the Collateral, in form and substance satisfactory to Secured Party.

g.

Further Assurances. Grantor agrees to execute and deliver from time to time on request of Secured Party such other instruments of assignment, conveyance, and transfer, and take such other action as Secured Party may reasonably request for the purpose of perfecting, continuing, amending, protecting, or further evidencing the arrangements contemplated or to enable Secured Party to exercise and enforce its rights and remedies under this Agreement. At Grantor’s expense Grantor will on each request of Secured Party (i) file and authorize Secured Party to file, from time to time, financing statements or other Records in such public offices as Secured Party may require, containing, among other things, (A) a collateral description of “all personal property and assets” of Grantor or such other description of the Collateral as Secured Party may require, whether expanded or reduced, (B) an indication of any Agricultural Liens or other statutory liens held by Secured Party, and (C) Grantor’s federal taxpayer identification number, social security number, and/or state organizational number, if any, and any other identifying information that Secured Party may require, (ii) place a legend on all Chattel Paper indicating that Secured Party has a security interest in such Chattel Paper, (iii) where the Collateral is in the possession of a third party, join with Secured Party in notifying the third party of Secured Party’s security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party, (iv) if the Collateral is an Instrument or Chattel Paper, deliver such Collateral to Secured Party, and (v) comply with every other requirement deemed necessary by Secured Party for the perfection of its security interest in the Collateral. Without diminishing or impairing any of Grantor’s obligations under this Agreement, a photographic, electronic, or other reproduction of this Agreement shall be sufficient as a financing statement.

4.

Provisions Applicable to Accounts.

a.

Unless and until Secured Party shall have made demand pursuant to Section 4(d) below on Account Debtors to make their payments directly to Secured Party, Grantor shall have the right in the ordinary course of business to collect the Accounts and to grant such waivers and consents to, and to enter into such compromises with, and otherwise deal with Account Debtors with respect to the Accounts as Grantor in good faith may from time to time deem advisable.

b.

Grantor will provide Secured Party immediate written notice whenever any Account (i) arises out of a contract with or order from the United States of America or any of its departments, agencies or instrumentalities or (ii) does not take the form of an “account” and is evidenced by a promissory note, letter of credit, lease, or any similar instrument, Chattel Paper, or General Intangible.

c.

Secured Party may arrange for verification of Accounts with Account Debtors.

d.

At any time and from time to time by giving prior written notice to Grantor, Secured Party shall have the right to

i.

enforce all of Grantor’s rights against Account Debtors, including, without limitation, instructing Account Debtors, at Grantor’s expense, to make their payments directly to Secured Party; and

ii.

require Grantor to instruct Account Debtors to mail their payments to a post office lockbox that Secured Party shall maintain at Grantor’s expense and to which only Secured Party shall have access and control. If Grantor shall receive any payment on such Account, it will hold the amount so received in trust for the benefit of Secured Party and promptly remit it to Secured Party in the form received with necessary endorsements.

e.

All payments received by Secured Party with respect to the Accounts shall be deposited to a cash collateral account over which Secured Party shall have sole dominion and control and from which only Secured Party may withdraw funds. Secured Party shall have no responsibility to determine if payment is the correct amount owing.

f.

Secured Party may withdraw all funds from the cash collateral account as are from time to time “collected.” All funds so withdrawn shall be applied to the payment of the Subject Debt with such allocation as to item and maturity as Secured Party in its discretion may deem advisable (except that so long as no Event of Default exists or no demand has been made, Secured Party shall not apply any such withdrawal to any Subject Debt that is not then due and payable without first obtaining Grantor’s consent). If any funds so withdrawn and applied are recovered from Secured Party by any trustee in bankruptcy or anyone else or are discovered not to have been “collected” and collection thereof is denied to Secured Party, Secured Party shall reverse any such application to the extent the funds are recovered from or not collected by Secured Party. Secured Party in its discretion may from time to time release to Grantor (or to Grantor’s order) all or any of the funds then held in the cash collateral account, but no such release or releases shall commit Secured Party thereafter to make any further or other such releases.

g.

Grantor irrevocably authorizes and directs each Account Debtor to honor any demand by Secured Party that all payments in respect of the Accounts thereafter be paid directly to Secured Party. In each such case Account Debtor may continue directing all such payments to Secured Party until Account Debtor shall have received written notice from Secured Party either that the Subject Debt has been paid in full or that Secured Party has released its security interest. No Account Debtor shall have any responsibility to inquire into Secured Party’s right to make any such demand or to follow Secured Party’s disposition of any moneys paid to Secured Party by Account Debtor.

h.

Secured Party may enforce payment, at Grantor’s expense, of the Accounts by suit or otherwise (at Grantor’s expense), but Secured Party shall have no duty to institute any suit or to take any other action to enforce the Accounts (or take action against or realize on any security therefore) or, having started any such suit or action, thereafter to continue the same. Secured Party shall have full power and authority to execute and deliver such vouchers and receipts with respect to the Accounts, such endorsements of checks, and such other writings with respect to the foregoing as Secured Party may from time to time deem advisable, and shall have full power and authority to sign Grantor’s signature to all such vouchers, receipts, endorsements, and other writings whenever Secured Party deems such action advisable.

5.

Provisions Applicable to Inventory.

a.

Grantor shall not sell, transfer, or otherwise dispose of all or any part of the Inventory; provided, however, that so long as no Event of Default exists or Secured Party has not made demand, Grantor shall have the right, in the ordinary course of business, to process and sell Inventory in arm’s-length transactions; provided, however, that Grantor shall immediately deposit the proceeds thereof into the cash collateral account, if any then exists; and

b.

Grantor shall not permit any Inventory to be evidenced by any warehouse receipt or other document of title (other than any bill of lading or similar document covering merchandise that has been sold in the ordinary course of business) or by any lease, conditional sales agreement, or other Chattel Paper of any kind.

6.

Provisions Applicable to Motor Vehicles. If any part of the Collateral shall be a motor vehicle for which a certificate of title may or must be issued, Grantor shall deliver to Secured Party (together with any other documentation requested by Secured Party), promptly after such certificate of title is issued to Grantor, the certificate of title together with such other documentation requested by Secured Party appropriately executed by Grantor so that Secured Party may cause its Encumbrance to be noted on the certificate of title by the appropriate authorities.

7.

Additional Authorizations. Secured Party is appointed Grantor’s attorney-in-fact to make adjustments of all insurance losses, to sign all applications, receipts, releases, and other papers necessary for the collection of any such loss and any return or unearned premium, to execute proofs of loss, to make settlements, to endorse and collect any check or other item payable to Grantor issued in connection therewith, and to apply the same to the Subject Debt.

8.

Remedies. If any Event of Default occurs or after demand is made by Secured Party, Secured Party has the right, at its option at any time and from time to time, without notice to Grantor to exercise the following rights and remedies, which may be exercised simultaneously:

a.

Secured Party shall have full power and right to exercise any and all rights and remedies available at law (including, without limitation, those afforded by the UCC) or in equity to collect, enforce, or satisfy any of the Subject Debt and exercise any or all of the rights and remedies with respect to the Collateral, including, without limitation, those provided in this Agreement or in any Related Writing.

b.

Secured Party may enter any premises where the Collateral is located and take possession of the Collateral or remove the Collateral from such premises. On Secured Party’s demand, Grantor will assemble and make the Collateral available to Secured Party at such place or places as Secured Party may reasonably require, all at Grantor’s expense.

c.

Secured Party may attach, execute, or levy on any of the Collateral.

d.

With respect to the certificated securities, Secured Party may register or transfer into its own name, or into the name of its nominee, all or any part of the Collateral.

e.

Secured Party may retain, take control of, or manage all or any part of the Collateral.

f.

Secured Party shall have the right to sell, transfer, or otherwise dispose of all or any of the Collateral at any time or from time to time. Secured Party shall give Grantor commercially reasonable prior notice of either the date after which any intended private sale is to be made or the time and place of any intended public sale, provided that Secured Party need give no such notice in the case of Collateral that Secured Party determines to be declining speedily in value or that is customarily sold on a recognized market. Grantor waives advertisement of any such sale and (except only to the extent notice is specifically required by the preceding sentence) waives notice of any kind with respect to such sale. Secured Party shall have the right to conduct such sales on Grantor’s premises, without charge therefore, and such sales may be adjourned from time to time in accordance with applicable law without further requirement of notice to Grantor. At any public sale Secured Party may purchase the Collateral or any part thereof free from any right of redemption, which right Grantor waives. After deducting all expenses and attorney fees incurred in assembling, taking, repairing, storing, and selling and delivering the Collateral or any part thereof, Secured Party may apply the net proceeds of the sale to the Subject Debt with such allocation as to item and maturity as Secured Party in its sole discretion deems advisable, and shall refund the surplus, if any, to Grantor, who shall be liable for any deficiency. Secured Party may sell or otherwise dispose of the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title or the like, any or all of which will not be considered adversely to affect the commercial reasonableness of any sale or other disposition of the Collateral. Grantor permits Secured Party to disclaim all representations and warranties provided under the UCC in any foreclosure sale contracts.

9.

Indemnity; Fees and Expenses. Grantor agrees to indemnify Secured Party from and against any and all claims, losses, and liabilities, except claims, losses, or liabilities resulting from Secured Party’s gross negligence or willful misconduct. Grantor will reimburse Secured Party, on demand, for any and all fees, costs, and expenses (including, without limitation, reasonable attorney fees) incurred by Secured Party in (a) administration of this Agreement, (b) custody, preservation, sale, use, collection, or realization of the Collateral, (c) protection or enforcement of its rights in the Collateral or under this Agreement or (d) failure of Grantor to perform or observe any provisions of this Agreement.

10.

Secured Party May Perform. If Grantor fails to perform any agreement contained herein, Secured Party may itself perform (but is not required to perform) or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantor on Secured Party’s demand. If Grantor does not reimburse Secured Party, such amounts paid will become part of the Subject Debt and will be secured under this Agreement. The powers conferred on Secured Party under this Agreement are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers.

11.

Notices. Each notice to Grantor shall be in writing and shall be deemed to have been given or made when sent to Grantor, by certified mail, return receipt requested, or nationally recognized overnight courier service to the address of Grantor set forth above or at such other address that Grantor may furnish to Secured Party from time to time. Every notice to Secured Party shall be effective when delivered to Secured Party at its address above or at such other address as Secured Party may furnish to Grantor. Grantor assumes all risks arising out of or in connection with each notice given under this Agreement.

12.

Definitions. As used in this Agreement, the following terms shall have the following meanings: (a) Event of Default means any event of default as defined and occurring under any Related Writing; (b) Record means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form; (c) Related Writing means a Record of any kind that (i) evidences the Subject Debt or pursuant to which any Subject Debt is issued, (ii) evidences any Collateral or any interest therein or Proceeds or Products thereof or that otherwise relates thereto in any manner and includes, without limitation, any warehouse receipt, bill of lading, certificate, affidavit, assignment, endorsement, trust receipt, contract of sale, lease, invoice, or check, or (iii) is a financial statement, audit report, opinion, notice, certificate, or other Record of any kind that is furnished to Secured Party by Grantor or by any officer, partner, employee, agent, auditor or counsel of Grantor; and (d) UCC means the Uniform Commercial Code as currently in effect in the jurisdiction where the chief executive office of the Secured Party is located and as the Uniform Commercial Code may later be amended, adopted, and effective in such jurisdiction. All terms used in this Agreement that are defined under the UCC and not otherwise defined in this Agreement, including, without limitation, all terms relating to the Collateral, shall have the meaning as set forth in the UCC.

13.

General Provisions. The provisions of this Agreement shall be binding on the successors, assigns, heirs, and personal representatives of the parties. No single or partial exercise of any right, power or privilege shall preclude any further or other exercise thereof or of any other right, power, or privilege, as each such right, power, or privilege may be exercised either independently or concurrently with others and as often and in such order as Secured Party may deem expedient. This Agreement contains the entire security agreement between Grantor and Secured Party and may be in addition to other security agreements executed by Grantor in favor of Secured Party. If any one or more of the provisions of this Agreement should be invalid, illegal, or unenforceable in any respect, the finding shall only affect the provisions found to be void and the remaining provisions shall not be impaired. No course of dealing with respect to, nor any omission or delay in the exercise of, any right, power, or privilege by Secured Party under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other right, power, or privilege, as each such right, power, or privilege may be exercised either independently or concurrently with others and in such order as Secured Party may deem expedient. The provisions of this Agreement may be modified, altered, or amended only by written agreement signed by Secured Party and Grantor. Each right, power, or privilege is in addition to and not in limitation of any other rights, powers, and privileges that Secured Party may otherwise have or acquire by operation of law (including, without limitation, the right of offset), by other contract or otherwise. This Agreement shall be governed by the law (excluding conflict of laws rules) of the jurisdiction in which Secured Party’s banking office is located.

14.

Defeasance. Secured Party’s security interest in the Collateral shall remain in effect in accordance with this Agreement until the Subject Debt has been fully satisfied and shall not be affected by the lapse of time or by the fact that there may be a time or times when no Subject Debt is outstanding. If and when Secured Party’s security interest shall have terminated in accordance with the provisions of this Agreement, Grantor agrees to pay to Secured Party, on demand, an amount equal to all reasonable costs and expenses incurred by Secured Party in terminating its security interests or in notifying Account Debtors of any such termination.

15.

Jurisdiction and Venue; Waiver of Jury Trial. Any action, claim, counterclaim, cross-claim, proceeding, or suit arising under or in connection with this Agreement (each an “Action”) may be brought in any federal or state court located in Kalamazoo, Michigan. Grantor unconditionally submits to the jurisdiction of any such court with respect to each such Action and waives any objection Grantor may now or later have to the venue of any such Action brought in any such court.

GRANTOR AND EACH HOLDER OF THE SUBJECT DEBT OR ANY PART THEREOF KNOWINGLY AND VOLUNTARILY WAIVES JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM, COUNTERCLAIM, CROSS-CLAIM, PROCEEDING, OR SUIT, WHETHER AT LAW OR IN EQUITY, WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE AT ANY TIME ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED WRITING, THE ADMINISTRATION, ENFORCEMENT, OR NEGOTIATION OF THIS AGREEMENT OR ANY OTHER RELATED WRITING, OR THE PERFORMANCE OF ANY OBLIGATION WITH RESPECT TO THIS AGREEMENT OR ANY OTHER RELATED WRITING.

This Agreement is executed on the date listed on the first page of this Agreement, with the parties intending to be legally bound by it.

Grantor: Softech, Inc.	Secured Party: Greenleaf Capital, Inc.
By: /s/ Jean J. Croteau Its President	By: /s/ Michael D. Elliston Its CFO
Dated: March 25, 2009	Dated: March 30, 2009